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                                                                   EXHIBIT 10.31




                    SHAREHOLDER VOTING AND CONTROL AGREEMENT


         AGREEMENT dated this 30th day of November, 1996, by and between Craig
H. Forsman ("Forsman"), Terrance P. DeRoche ("DeRoche"), Stephen W. Sherf ("Sherf"), Robert J. Swenson ("Swenson"), Richard Stockness ("Stockness"), Randall D. Otis ("Otis"), E. Wayne Moore and Sara A. Moore and National Lodging Companies, Inc. ("Lodging"), all of such parties hereinafter referred to collectively as "Shareholders."

                                    RECITALS

         The Shareholders own all of the outstanding common stock of Jubilee Gaming Corporation ("the Company"), a Minnesota corporation which operates the Jubilee Casino in Cripple Creek, Colorado (the "Business"). The Board of Directors of the Company, consisting of Messrs. Forsman, Klinkhammer, DeRoche and Sherf have determined that it is advisable and in the best interests of the Company to obtain additional capital through a public offering of common stock of the Company and have authorized the Company's chief executive officer to enter into a Letter of Intent with H. J. Meyers & Co., Inc. and Sterling Foster & Co., Inc. dated August 8, 1996, providing for a public offering of 1,200,000 units of the Company's securities (each unit consisting of one share of common stock and one common stock purchase warrant) for a gross offering price of $6,000,000 or $5.00 per unit (the "Public Financing"). In order to provide for the independence of the Company in the operation and control of the Business, the Shareholders desire to make certain provisions regarding the management and control of the Company, to take place effective upon the closing of the Public Financing, all as hereinafter set forth. The Shareholders intend that, subject to the closing of the Public Financing, this Agreement constitute a Shareholder Voting Agreement within the meaning of Minnesota Statutes Section 302A.455 among Messrs. Forsman, DeRoche and Sherf and Lodging. In addition, the Shareholders intend that this Agreement constitute a Shareholder Control Agreement among them within the meaning of Minnesota Statutes, Section 302A.457.

         In consideration of the premises and the mutual covenants hereinafter contained, the Shareholders agree as follows:

         1. CONDITION PRECEDENT TO EFFECTIVENESS; TERM. This Agreement and all covenants contained herein by the Shareholders, shall become effective upon the closing of the Public Financing. In the event the Public Financing is not completed on or before March 1, 1997, this Agreement shall be null and void and of no further effect. Upon its becoming effective, this Agreement shall continue in force until January 1, 2001. This Agreement may be extended for up to one additional year upon the written consent of Lodging and the holders of a majority of the shares of the Company then owned by Messrs. Forsman, Sherf and DeRoche. This Agreement shall also terminate at such time as Lodging, or Lodging and its affiliates in the aggregate, beneficially own 20% or less of the Company's outstanding common stock. For purposes of the foregoing provisions of this Section 1, ownership of the Company's shares shall be determined in the manner specified by Rule 13d-3 of the

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Securities Exchange Act of 1934 ("Exchange Act"), as amended, and the term
"affiliate" shall have the meaning set forth in Rule 144(a) of the General Rules and Regulations under the Securities Act of 1933.

         2. EXCHANGE ACT REPORTING. If, as a result of this Agreement, the Shareholders constitute a "group" within the meaning of Section 13(d) of the Exchange Act, as amended, the parties agree that Forsman may prepare and file, on their behalf, with the Securities and Exchange Commission one or more forms of Schedule 13D or any successor form thereto, and any and all amendments thereto, to disclose any group relationship and voting provisions and stock ownership relating thereto. The Shareholders agree to fully cooperate with Forsman in connection with the filing of one or more Schedules 13D with the Securities and Exchange Commission required to be filed, together with amendments thereto, to disclose any such group relationship, securities, ownership and voting provisions, or changes thereto, as may be required pursuant to Section 13(d) of the Exchange Act. In the event Forsman is not able to obtain the signature of any Shareholder which may be required in connection with any of the foregoing filings, such Shareholder hereby grants to Forsman, Sherf or DeRoche, and each of them acting individually, an irrevocable power of attorney, coupled with an interest, to make, execute and file any of such schedules or forms on behalf of such Shareholder. In the event Forsman is unavailable, unwilling, deceased, disabled or fails for any reason to effect any such filings, such filings may be prepared, coordinated and filed as contemplated herein by Sherf or DeRoche, or any of them acting individually. Any and all such filings shall be made on advice, and with the assistance, of legal counsel.

         3. VOTING FOR BOARD OF DIRECTORS. The Board of Directors of the Company shall, until their successors are elected, consist of the current members of the Board, John H. Klinkhammer, DeRoche, Sherf and Forsman, (the "Current Members"), together with an additional Gaming Director to be designated by Sherf and Forsman and two additional non-employee directors (the "Independent Directors") as hereinafter provided. In the event of the death or resignation of one of the Current Members, the following procedure shall apply:

         (a) a vacancy created by the loss of Messrs. Klinkhammer or DeRoche, shall be filled by a person designated by the remaining Lodging Director; and

         (b) a vacancy created by the loss of any of Messrs. Forsman or Sherf, thereby shall be filled by a person designated by the remaining Gaming Directors.

For purposes of this Agreement, "Lodging Directors" shall mean Messrs. Klinkhammer and DeRoche, or any successor director appointed or elected to their positions pursuant to this Agreement. The term "Gaming Directors" shall mean Messrs. Sherf and Forsman, or any successor or additional Gaming Director appointed or elected to their positions pursuant to this Agreement. The term "Independent Directors" shall mean directors who are not employees of the Company or any affiliate of the Company and shall exclude any person who is an officer, director, shareholder or employee of Lodging.





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                 3.1      At least ninety (90) days prior to any regular or
         special meeting of the shareholders of the Company at which directors are to be elected, the Board of Directors of the Company shall meet and select a slate of proposed directors of the Company, which shall consist of the Lodging Directors, the Gaming Directors and two Independent Directors, who shall be designated by resolution of the Board of Directors in which the Lodging Directors and a majority of the Gaming Directors shall have voted in favor of such Independent Director nominees.

                 3.2 The nominees designated at such meeting of the Board shall be the nominees of the management of the Company and shall be so designated to the shareholders of the Company at their next meeting (regular or special) at which directors are elected, and shall be so designated in the Company's proxy statement.

                 3.3 It is agreed and understood that the Independent Directors and all newly-elected Directors other than the Current Directors, when elected by the Shareholders, shall take office subject to, and upon receiving, approval of suitability by the Colorado Limited Gaming Control Commission (the "Commission"). In the event any Independent Director shall be found unsuitable by the Commission, the vacancy created thereby shall be filled by the remaining members of the Board of Directors who shall designate another person as a successor Independent Director, and who shall be subject to approval of suitability by the Commission prior to assuming office.

         4. VOTING AGREEMENT. The Shareholders agree that at any regular or special meeting of the shareholders of the Company at which directors are to be elected, they will vote their shares in favor of the two nominees designated by the Lodging Directors, the three nominees designated by the Gaming Directors and the two Independent Directors designated by the Board of Directors as provided in the foregoing Section 3. Notwithstanding the foregoing, in the event any of the procedures specified in the foregoing Section 3 shall not occur, or shall occur but any or all of said Section 3 shall be held invalid by a court of competent jurisdiction, Lodging, DeRoche, Sherf and Forsman agree that they will in all events vote their shares in favor of the election to the Board of Directors of:

                 (a)      two persons designated as nominees by Lodging;

                 (b) three persons designated as nominees by Messrs. Sherf and Forsman; and

                 (c) two Independent Directors designated as nominees unanimously in writing by Lodging, and at least two of Messrs. DeRoche, Sherf and Forsman.

Notwithstanding the foregoing, it is agreed that in all events a Director shall not assume office until he or she is found suitable by the Commission.





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         5.      MISCELLANEOUS.

                 5.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail, return receipt requested, to the parties at 9855 West 78th Street, Suite 220, Minneapolis, Minnesota 55344, or at such other address for a party as shall be specified by like notice.

                 5.2 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                 5.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 5.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement shall constitute the entire agreement of the parties concerning the subject matter hereof and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and shall not be assigned by operation of law or otherwise without the written consent of all other parties to this agreement; provided, however, that Lodging may assign its rights and obligations under this Agreement to any wholly-owned subsidiary of Lodging that becomes a party to this Agreement and agrees to perform and assume the obligations of Lodging hereunder, but no such assignment shall relieve Lodging of its obligations hereunder if such assignee does not perform such obligations; provided further, however, that in the event of the disability or death of an individual party hereto, the rights and obligations under this Agreement may be assigned to such party's duly appointed personal representative who agrees to become a party to this Agreement.

                 5.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without regard to any applicable principles of conflicts of law; provided, however, that with respect to the ability of any person to assume the duties, rights and responsibilities of a Director of the Company, the Colorado Limited Gaming Act, as amended, and the rules and regulations of the Colorado Limited Gaming Control Commission, shall govern.

                 5.6 PARTIES IN INTEREST; ADDITIONAL PARTIES. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and such party's successors and assigns. With the consent of the Gaming Directors and the Lodging Directors, additional persons who are shareholders of the Company may become parties to this Agreement by signing a counterpart copy thereof.





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                 5.7      SEVERABILITY.  If any term or other provision of this
         Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                 5.8 ARBITRATION. Upon any dispute or controversy arising out of this Agreement, any party hereto may call for the resolution of such dispute or controversy by arbitration by and in accordance with the rules of the American Arbitration Association in the City of Minneapolis, by three arbitrators, at least one of whom shall be a member of the Bar of the State of Minnesota. The arbitrators shall render written findings, conclusions of law and decision, unless the parties thereto waive the same. The decision of the arbitrators shall be conclusive and binding upon the parties hereto, and enforceable by them in a court of competent jurisdiction. The arbitrators may, in their discretion, award attorneys' fees and arbitration costs in favor of a prevailing party; otherwise, each party shall bear its or his own expense in connection with any such arbitration proceeding.

                 5.9 AMENDMENT. This Agreement, insofar as it constitutes, and operates as, a shareholder voting agreement, may be amended by written amendment signed by all of the parties hereto or, if not signed by all of the parties hereto, by not less than a majority in interest of Lodging and DeRoche and a majority in interest of Sherf and Forsman. In the event that any shareholder named herein shall fail to execute this Agreement, then in such event this Agreement shall be valid and binding upon the remaining signatories hereto as a Shareholder Voting Agreement within the meaning of Minnesota Statutes Section 302A.455. For purposes of this Agreement, the term "majority in interest" means the holder or holders of a majority of the total issued and outstanding shares of the Company owned by the subject persons.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.


                                                      /s/ Craig H. Forsman
                                                      -------------------------
                                                      Craig H. Forsman



                                                      /s/ Terrance P. DeRoche
                                                      -------------------------
                                                      Terrance P. DeRoche





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                                                /s/ Stephen W. Sherf
                                                --------------------------------
                                                Stephen W. Sherf



                                                /s/ Robert J. Swenson
                                                --------------------------------
                                                Robert J. Swenson


                                                --------------------------------
                                                Richard Stockness


                                                --------------------------------
                                                Randall D. Otis




                                                --------------------------------
                                                E. Wayne Moore


                                                --------------------------------
                                                Sara A. Moore


                                                NATIONAL LODGING COMPANIES, INC.



                                                By /s/ John H. Klinkhammer
                                                --------------------------------
                                                John H. Klinkhammer, Chairman





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